Exhibit 10.4

Laura De Cespedes, Nelson G. Eng, Shailesh M. Kotwal, Kay J. Nichols and Clyde L. Thomas have entered into amendments that are substantially identical in all respects to the amendment executed between the Company and George W. Gresham filed as Exhibit 10.3 to this Current Report.